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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                    StarTek, Inc.
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                (Exact name of registrant as specified in its charter)



                Delaware                                         84-1370538
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(State of incorporation or organization)                        (I.R.S. Employer
                                                             Identification No.)



                  111 Havana Street, Denver, Colorado  80010
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(Address of principal executive offices)                              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered
        -------------------                   ------------------------------
    Common Stock, $.01 Par Value                  New York Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.  [   ]
If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.  [   ]

Securities to be registered pursuant to Section 12(g) of the Act:


                                         None
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                                   (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The capital stock of registrant to be registered on the New York Stock Exchange is its Common Stock, par value $.01 per share (the "Common Stock"). Descriptions of the Common Stock are set forth in the Prospectus (as defined below) under the captions "Description of Capital Stock," "Dividend Policy" and "Risk Factors - Anti-Takeover Provisions," which descriptions are incorporated herein by this reference. As used herein, "Prospectus" means the prospectus filed as part of registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 29, 1997 (Registration
No. 333-20633).

ITEM 2.  EXHIBITS.


     1.  Not applicable.

     2. All exhibits required by Instruction II to Item 2 will be supplied by registrant to the New York Stock Exchange.



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                                 SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 28, 1997             STARTEK, INC., a Delaware corporation



                                      By:    /s/ A. Emmet Stephenson, Jr.
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                                           A. Emmet Stephenson, Jr.
                                           Chairman of the Board


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